Exhibit 99.1

Multi-Billion Dollar Production in Proximity to Signature Exploration’s Koliba Prospect

HOUSTON, TX — January 21, 2010 — Signature Exploration and Production Corporation (OTC.BB: SXLP) today released information about the oil fields surrounding its Koliba Prospect in Victoria County, Texas.

The Placedo, Heyser, McFaddin, Hog Bayou and E. Sheriff fields, which are located in Victoria and Calhoun Counties of South East Texas, have produced approximately 159 million barrels of oil and 1.8 trillion cubic feet of natural gas according to the Texas Railroad Commission’s records.  Based on current prices of $77.12 Bbls of oil and $5.95 Mcf of gas, the cumulative production of crude oil and natural gas would be valued at approximately $22.8 billion.

 “Multi-billion dollar oil and gas production within Victoria and Calhoun Counties, makes the Koliba well (which is located in Victoria County) ideal for the Company and our stockholders”, Steven Weldon, Chairman and CEO of Signature Exploration and Production Corp., stated. He concluded, “With the land surveys complete, we are moving forward on this exciting prospect which is set to drill in a few weeks.”

About the Koliba Prospect:

The Koliba Prospect, is a 173 acre lease located in the highly productive North McFadden Field near Bloomington Texas. The Company has identified 3 target zones at 5,880’, 5,350’, and 4,930’, in the Frio Sands. The Koliba Prospect will be drilled 250 feet from an originally large producing well and is considered a low risk / high reward prospect due to its proximity to previous wells in the prolific Frio interval.

Signature Exploration and Production Corp.

Signature Exploration and Production Corp. is an independent energy company engaged in the exploration, development, exploitation and acquisition of on-shore oil and natural gas properties in conventional producing areas along the gulf coast of Texas. Management's strategy is to continue making acquisitions of select properties that have been identified as economically attractive, technically and geologically sound and have significant upside potential.  Visit www.signatureexploration.com for more information.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities and Exchange Act of 1934, as amended. Statements in this news release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. These statements involve risks and uncertainties, which could cause actual results to differ materially from those in the forward-looking statements contained herein. Such risks and uncertainties may include, but are not limited to, the impact of competitive products, the ability to meet customer demand, the ability to manage growth, acquisitions of technology, equipment or human resources, the effect of economic and business conditions, the ability to attract and retain skilled personnel and factors outside the control of the Company. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time-to-time with the United States Securities and Exchange Commission. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SOURCE Signature Exploration and Production Corporation

CONTACT:
Al Turano
Signature Exploration and Production Corp.
3200 Southwest Freeway, Suite 3300
Houston, Texas 77027
PH: 877.205.9177
E: info@SignatureExploration.com